Exhibit 5.1

November 9, 2026

U.S. GoldMining Inc.

1188 West Georgia Street, Suite 1830

Vancouver, BC, Canada, V6E 4A2

Re:	U.S. GoldMining Inc.

Registration Statement on Form S-3, Registration No. 333-279435

Ladies and Gentlemen:

We have acted as counsel to U.S. GoldMining Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) of the Company’s prospectus supplement, dated November 6, 2026 (the “Prospectus Supplement”), forming part of the registration statement on Form S-3 (Registration No. 333-279435), initially filed by the Company with the Commission on May 15, 2024, as thereafter amended or supplemented, declared effective on May 28, 2024 (the “Registration Statement”).

We also have acted as counsel to the Company in connection with an offering of 408,163 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and sold under that certain Securities Purchase Agreement executed by the Company and the purchaser identified on the signature page thereto on November 6, 2026 (the “Purchase Agreement”). The Prospectus Supplement relates to the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the Prospectus Supplement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus Supplement and the base prospectus, dated May 28, 2024, included in the Registration Statement (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), (v) the Purchase Agreement, (vi) the specimen Common Stock certificate, (vii) a certificate executed by an officer of the Company, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

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U.S. GoldMining Inc.

November 9, 2026

We have not considered, and express no opinion herein as to, the laws of any states or jurisdictions other than the laws of the State of New York, Chapter 78 of the Nevada Revised Statutes, and the federal laws of the United States of America, as currently in effect.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued against payment therefor as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission. We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP